Exhibit 99.1

Citrine Global Corp. (CTGL) Announces Binding Agreement to Acquire 51% of iBOT Israel Botanicals, a Revenue-Generating Nutritional Supplements’ Company with Fast-Growing Potential

Tel Aviv, November 21, 2023

Citrine Global Corp. (OTCQB: CTGL) is pleased to announce that it has signed a binding agreement to acquire up to 51% of the shares of iBOT Israel Botanicals Ltd. (iBOT) by initially acquiring 19% and an option to obtain an additional 32% of the equity of iBOT.

iBOT, a nutritional supplements’ company with innovative botanical solutions, owns a GMP-certified manufacturing facility approved by the Israeli Ministry of Health. iBOT has hundreds of natural formulations and nutritional supplements products that contain plants and substances with health-supportive effects such as: probiotics, medicinal mushrooms, zinc, magnesium, spirulina, ginkgo biloba, algae, valerian, and ashwagandha, in multiple form factors including syrups, tinctures, oils, tablets, powders, capsules, and sachets with attractive gross margins.

Currently, iBOT generates revenue through supplying private labels to marketing companies that sell them under their own labels mainly in the Israeli market.

iBOT’s growth strategy includes expanding sales to international markets and selling their own brands via direct sales (B2C) on online e-commerce platforms and B2B sales to retailers and distributors.

According to iBOT, sales of approximately 3.3 million NIS ($850K) are estimated for 2023 only from sales of private label in Israel. iBOT further estimates revenue growth and profitability from expansion to international markets and their own brands’ sales with $2.8 million sales in 2024, $5 million sales in 2025 and forecasts its sales to grow to $25 million by 2028.

“Adding iBOT to our portfolio is consistent with our strategy to accelerate growth through acquisitions of revenue-generating companies with fast-growing potential. We’re looking forward to leveraging our sales and to accelerate our growth worldwide focusing on the health and wellness industry.” said Ora Elharar Soffer, Chairman and CEO of Citrine Global Corp.

Citrine Global and iBOT are related parties, where Citrine Global has a previous pre-emption right to acquire 51% of iBOT and joint venture and manufacturing agreements. Ms. Ora Elharar Soffer, Citrine Global CEO and Chairman, is also a director in iBOT.

About Citrine Global Corp. (CTGL) www.citrine-global.com

Citrine Global is a wellness and plant-based pharma solutions’ company with its main business activity comprised of developing solutions focused on science backed plant-based products to improve health and quality of life.

The company has built an end-to-end strategy to bring to market innovative wellness and plant-based pharma solutions covering research and development, production, and distribution and sales on a global scale.

Citrine Global has more than 100 plant-based formulations targeting the nutritional supplements and wellness industries and next generation research-based, clinically validated formulations targeting the plant-based pharma industry.

Citirine Global growth strategy includes generating revenue by expanding sales via distribution through a worldwide network of local teams and partners, by acquiring revenue-generating companies and by acquiring technology companies.

In line with this strategy, Citrine Global acquired iBOT, a revenue-generating nutritional supplements’ company; and MyPlant Bio, an R&D company that specializes in botanical drug development.

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The company’s mission is to bring to market, on a global scale, innovative wellness and plant-based pharma solutions to help improve people’s health and quality of life.

For more information visit our website www.citrine-global.com contact: info@citrine-global.com

Safe Harbor Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. These forward-looking statements and their implications are based on the current expectations of the management of Citrine Global and are subject to several factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this communication include but are not limited to acquiring the additional equity in iBOT, iBOT’s ability to actually meet its revenue targets for 2023 and projected annual revenue forecasts through 2028, our ability to raise sufficient capital resources to realize our business plan, our ability to manage growth following the acquisition of iBOT, trends in target markets; market acceptance of our product offerings, profitability of the new lines of business, effects of competition in the Company’s main markets; ability to establish and maintain strategic relationships in its major businesses, profitability of the growth strategy; and changes in global, political, economic, business, competitive, market and regulatory forces. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise that occur after that date, except as required by law.

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